Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2023, relating to the financial statements and financial highlights of Innovator International Developed Power Buffer ETF™ – January, Innovator International Developed Power Buffer ETF™ – April, Innovator International Developed Power Buffer ETF™ – July, Innovator International Developed Power Buffer ETF™ – September, Innovator International Developed Power Buffer ETF™ – October, Innovator International Developed Power Buffer ETF™ – November, Innovator Emerging Markets Power Buffer ETF™ – January, Innovator Emerging Markets Power Buffer ETF™ – April, Innovator Emerging Markets Power Buffer ETF™ – July, Innovator Emerging Markets Power Buffer ETF™ – October, Innovator Growth-100 Power Buffer ETF™ – January, Innovator Growth-100 Power Buffer ETF™ – April, Innovator Growth-100 Power Buffer ETF™ – July, Innovator Growth-100 Power Buffer ETF™ – October, Innovator U.S. Small Cap Power Buffer ETF™ – January, Innovator U.S. Small Cap Power Buffer ETF™ – April, Innovator U.S. Small Cap Power Buffer ETF™ – July, and Innovator U.S. Small Cap Power Buffer ETF™ – October, each a series of Innovator ETFs Trust, for the year or period ended October 31, 2023, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

February 27, 2024